Target Hospitality Reports Strong First Quarter 2023 Results with Sustained Business Momentum and Continued Achievement of Strategic Objectives

THE WOODLANDS, Texas, May 9, 2023 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended March 31, 2023.

Financial and Operational Highlights

●	First quarter 2023 revenue increased 84% to $147.8 million compared to the same period in 2022
●	Net income of $43.8 million for the three months ended March 31, 2023, compared to $0.5 million for the same period in 2022
●	Basic and diluted income per share of $0.44 and $0.38, respectively, for the three months ended March 31, 2023
●	First quarter 2023 Adjusted EBITDA(1) increased 171% to $90.6 million compared to the same period in 2022
●	Generated net cash provided by operating activities of over $350 million and Discretionary Cash Flow (“DCF”)(1) of over $339 million for the twelve months ended March 31, 2023
●	Achieved strategic objective with an 80% improvement in net leverage ratio from March 31, 2022, with a net leverage ratio of 0.5x as of March 31, 2023
●	Significant financial flexibility with over $167 million in total available liquidity
●	Reduced annual interest expense by approximately $12 million, following the $125 million partial redemption of 9.50% Senior Secured Notes due 2024, accelerating value creation
●	Continued achievement of significant milestones toward multi-year contract award related to the expanded humanitarian community previously announced on July 6, 2022, (“Expanded Humanitarian Community”)
●	Strong business momentum supporting a 15% increase in customer demand in Target’s HFS – South segment from the first quarter of 2022
●	Maximizing network optimization with a 28% increase in total average utilized beds from March 31, 2022
●	Executing on strategic diversification with a 134% increase in Government segment revenue from the same period in 2022, with approximately 74% of first quarter 2023 revenue derived from committed revenue contracts backed by the U.S. government
●	Materially enhanced financial position creates ideal flexibility to pursue diversifying growth strategy, seeking to allocate over $500 million of net growth capital through 2027

Executive Commentary

“Over the past year we have exponentially grown the business, materially advanced our strategic diversification efforts and substantially enhanced our balance sheet. These accomplishments have exceeded our expectations, significantly transformed Target’s operating platform, and solidified our financial flexibility,” stated Brad Archer, President and Chief Executive Officer.

“With this materially enhanced financial position, we will continue to support our customer’s growing demand for our premier hospitality solutions, while simultaneously pursuing an expanding pipeline of strategic growth opportunities.  We are well positioned, and highly confident in our ability to continue driving growth, while generating robust Discretionary Cash Flow and continuing to accelerate value creation for our shareholders,” concluded Mr. Archer.

Segment Consolidation

As of March 31, 2023, the Company has consolidated two of its previously reported operating segments, HFS – Midwest and TCPL Keystone, as these segments no longer exceed thresholds required for individual presentation. These segments have been consolidated into the All-Other segment for all periods presented. This consolidation will more appropriately align with Target’s ongoing strategic focus, while simultaneously creating more efficiently reported financial results. All reporting with the former segment designation should be relied upon in its entirety. No other segment consolidations or adjustments have occurred.

TH Q1 2023 Earnings Release

Financial Results

First Quarter Summary Highlights

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	March 31, 2023	March 31, 2022
Revenue	$147,819	$80,335
Net income	$43,825	$494
Income per share – basic	$0.44	$0.01
Income per share – diluted	$0.38	$0.01
Adjusted EBITDA	$90,597	$33,384
Average utilized beds	14,490	11,305
Utilization	93%	76%

Revenue for the three months ended March 31, 2023, was $147.8 million compared to $80.3 million for the same period in 2022, an 84% increase. The increase was driven by the Government segment and the Expanded Humanitarian Community.

Net income was $43.8 million for the three months ended March 31, 2023, compared to $0.5 million for the same period in 2022.

Adjusted EBITDA was $90.6 million for the three months ended March 31, 2023, compared to $33.4 million for the same period in 2022, a 171% increase.

Average utilized beds increased to 14,490, with utilization of 93%, for the three months ended March 31, 2023. The increase in utilized beds was primarily driven by the Expanded Humanitarian Community and continued strong customer demand in the HFS – South segment.

Capital Management

The Company had approximately $31.8 million of capital expenditures for the three months ended March 31, 2023, primarily related to a select asset acquisition focused on increasing HFS – South capacity to meet growing customer demand and enhancing existing portfolio capabilities.

As of March 31, 2023, the Company had approximately $42.4 million of cash and cash equivalents with approximately $167.4 million of total available liquidity and a net leverage ratio of 0.5 times.

Expanded Humanitarian Community Update

As the Company previously announced, effective March 7, 2023, a key milestone was achieved through the establishment of the required contracting vehicle the U.S. government utilizes to facilitate multi-year contract awards and consists of a 5-year base term with a 5-year option period.

Further, on May 5, 2023, the Company and its non-profit partner received the detailed performance of work statement, which will serve as the basis for community requirements supporting multi-year contract awards. Importantly, these requirements materially align with the Expanded Humanitarian Community’s existing capabilities.

The achievement of these milestones marks significant contractual steps for the Expanded Humanitarian Community, and the critical humanitarian service offering it provides, as the government continues to prepare for future surges and increases in demand for humanitarian housing solutions.

The Company remains pleased with the continued progress of discussions and anticipates contract specifications, scope, and terms to be finalized with the U.S. government and its non-profit partner over the coming months.

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The U.S. government has continued to state their urgent need for additional humanitarian housing capacity, particularly with the impending cessation of Title 42, which is anticipated to result in a substantial increase of individuals crossing the U.S. Southwest border.

To ensure uninterrupted access to existing humanitarian housing solutions, including Target’s Expanded Humanitarian Community, the Company anticipates the existing six-month contract extension option will be exercised in the coming days.  The six-month extension option will remain through the current contract term of November 15, 2023, with no change to contract structure or the existing economic terms.

In preparation for the anticipated meaningful increase in demand for humanitarian housing solutions, the exercise of the extension option will allow for seamless continuity of service offerings at the Expanded Humanitarian Community and serve as a bridge prior to long term contract specifications being finalized.

Strategic Focus

Target’s enhanced balance sheet allows the Company to continue evaluating a range of high return capital allocation initiatives focused on maximizing long-term shareholder value.  These opportunities include expanding reach across government agencies in support of select national defense projects, as well as unique commercial diversification opportunities spanning a variety of domestic energy transition initiatives.

The Company continues to actively evaluate this expanding pipeline of strategic growth opportunities and seeks to allocate over $500 million of net growth capital through 2027.  Target will remain focused on allocating capital to areas with the highest potential value creation, while expecting to maintain its industry leading cash-on-cash margin profile.

As a result of the size and scale of these opportunities, there are inherently longer sales cycles prior to official contract award and announcement.  While final outcomes remain uncertain, Target remains pleased with the continued progress of ongoing discussion involving a number of these opportunities and has achieved many tangible milestones in recent weeks.

Business Update

Target’s strategically located HFS - South network of communities continues to experience positive trends in customer activity, supported by strong demand fundamentals for its premium hospitality solutions.  These trends continue to support sequential quarterly increases in customer demand, resulting in a 15% increase in HFS - South utilization compared to the first quarter of 2022.

The Company continues to benefit from its materially expanded presence providing critical hospitality solutions serving the U.S. government’s domestic humanitarian aid missions. This intentional positioning supported the recent strategic asset acquisition focused on increasing Target’s portfolio capacity in support of this critical mission. Target believes the strategic location of these assets, along with its comprehensive suite of hospitality solutions, will allow the Company to react quickly and support the government’s urgent and compelling need for humanitarian housing solutions.

As a reminder, Target’s government services contracts are centered around minimum revenue commitments, which provide enhanced revenue visibility and accounted for approximately 74% of Target’s first quarter 2023 revenue.

Target has intentionally aligned its premium service offerings with world-class customers, including the U.S. government, which has meaningfully increased long-term revenue visibility and significantly high graded the Company’s contract structure.  These fundamentals provide the basis for Target’s preliminary 2023 outlook, excluding acquisitions of:

●	Total minimum revenue of $525 million (excluding variable service revenue)
●	Total maximum revenue of $710 million (including variable service revenue)
●	Minimum Adjusted EBITDA(1) of $365 million
●	Total capital spending between $20 and $30 million, excluding acquisitions
●	Zero net debt by second half of 2023

In addition, the 2023 financial outlook includes non-cash infrastructure revenue amortization of approximately $117 million associated with the Expanded Humanitarian Community enhancements.

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Segment Results – First Quarter 2023

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2023	March 31, 2022
Revenue	$109,503	$46,790
Adjusted gross profit (1)	$88,774	$27,876

Revenue for the three months ended March 31, 2023, was $109.5 million compared to $46.8 million for the same period in 2022. The increase in revenue is a result of the Expanded Humanitarian Community.

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	March 31, 2023	March 31, 2022
Revenue	$35,772	$31,576
Adjusted gross profit	$11,656	$13,318
Average daily rate (ADR)	$73.42	$74.09
Average utilized beds	5,339	4,661
Utilization	86%	68%

Revenue for the three months ended March 31, 2023, was $35.8 million compared to $31.6 million for the same period in 2022.

Average utilized beds increased to 5,339, with utilization of 86%, for the three months ended March 31, 2023.  Target continues to benefit from increasing customer demand, which has supported consecutive quarterly increases in utilization, as the Company’s expansive network provides added value and superior flexibility in labor allocation while offering world-class service offerings.

In response to continued strong customer demand and positive outlooks, Target acquired select community assets in the first quarter to appropriately align with existing customers’ growing labor allocation requirements.  Additionally, these assets strategically expand Target’s regional presence, providing meaningful opportunities to further enhance Target’s premier customer base.

All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	March 31, 2023	March 31, 2022
Revenue	$2,544	$1,969
Adjusted gross profit	$(870)	$(478)

This segment’s operations consist of hospitality services revenue not included in other segments. Revenue for the three months ended March 31, 2023, was $2.5 million compared to $2.0 million for the same period in 2022.

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Conference Call

The Company has scheduled a conference call for May 9, 2023, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the first quarter 2023 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by dialing in as follows:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	0037898

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of the COVID-19 pandemic or any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.

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Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, COVID-19 related expenses, and other immaterial non-cash items.
●	Transaction expenses: Target Hospitality incurred certain immaterial transactions costs during 2023 with no such items incurred during 2022.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the

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sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Net income (loss), or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA provide useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
Services income	$94,836	$58,675
Specialty rental income	52,983	21,660
Total revenue	147,819	80,335
Costs:
Services	39,700	34,691
Specialty rental	8,559	4,928
Depreciation of specialty rental assets	17,597	12,800
Gross profit	81,963	27,916
Selling, general and administrative	15,199	11,759
Other depreciation and amortization	3,803	3,995
Other expense (income), net	1,004	(219)
Operating income	61,957	12,381
Loss on extinguishment of debt	2,128	-
Interest expense, net	7,498	9,572
Change in fair value of warrant liabilities	(3,711)	1,227
Income before income tax	56,042	1,582
Income tax expense	12,217	1,088
Net income	43,825	494
Change in fair value of warrant liabilities	(3,711)	1,227
Net income attributable to common stockholders - diluted	40,114	1,721
Other comprehensive loss
Foreign currency translation	(21)	(18)
Comprehensive income	$43,804	$476

Weighted average number shares outstanding - basic	100,643,271	96,936,785
Weighted average number shares outstanding - diluted	106,257,448	96,936,785

Net income per share - basic	$0.44	$0.01
Net income per share - diluted	$0.38	$0.01

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$42,438	$181,673
Accounts receivable, less allowance for doubtful accounts	52,786	42,153
Other current assets	7,927	12,553
Total current assets	$103,151	$236,379

Specialty rental assets, net	369,761	357,129
Goodwill and other intangibles, net	117,432	116,220
Other non-current assets	59,274	61,999
Total assets	$649,618	$771,727

Liabilities
Accounts payable	$26,908	$17,563
Deferred revenue and customer deposits	85,503	120,040
Current warrant liabilities	6,026	-
Current portion of long-term debt, net	206,704	-
Other current liabilities	41,121	53,293
Total current liabilities	366,262	190,896

Long-term debt, net	-	328,848
Warrant liabilities	-	9,737
Other non-current liabilities	41,744	41,399
Total liabilities	408,006	570,880

Stockholders' equity
Common stock and other stockholders' equity	110,372	113,165
Accumulated earnings	131,240	87,683
Total stockholders' equity	241,612	200,847
Total liabilities and stockholders' equity	$649,618	$771,727

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2023	2022

Cash and cash equivalents - beginning of period	$181,673	$23,406

Cash flows from operating activities
Net income	43,825	494
Adjustments:
Depreciation	18,065	13,159
Amortization of intangible assets	3,335	3,636
Other non-cash items	17,990	6,556
Changes in operating assets and liabilities	(68,686)	(54,425)
Net cash provided by operating activities	$14,529	$(30,580)

Cash flows from investing activities
Purchases of specialty rental assets	(23,002)	(2,843)
Other investing activities	(5,443)	8
Net cash used in investing activities	$(28,445)	$(2,835)

Cash flows from financing activities
Other financing activities	(125,325)	15,831
Net cash provided by (used in) financing activities	$(125,325)	$15,831

Effect of exchange rate changes on cash and cash equivalents	6	2

Change in cash and cash equivalents	(139,235)	(17,582)

Cash and cash equivalents - end of period	$42,438	$5,824

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2023	2022

Gross Profit	$81,963	$27,916

Adjustments:
Depreciation of specialty rental assets	17,597	12,800
Adjusted gross profit	$99,560	$40,716

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2023	2022

Net income	$43,825	$494
Income tax expense	12,217	1,088
Interest expense, net	7,498	9,572
Loss on extinguishment of debt	2,128	—
Other depreciation and amortization	3,803	3,995
Depreciation of specialty rental assets	17,597	12,800
EBITDA	$87,068	$27,949

Adjustments
Other expense (income), net	1,004	(219)
Transaction expenses	51	—
Stock-based compensation	5,646	3,337
Change in fair value of warrant liabilities	(3,711)	1,227
Other adjustments	539	1,090
Adjusted EBITDA	$90,597	$33,384

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by (used in) operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Three Months		For the Twelve Months
	Ended		Ended
	March 31,		March 31,
	2023	2022	2023

Net cash provided by (used in) operating activities	$14,529	$(30,580)	$350,723
Less: Maintenance capital expenditures for specialty rental assets	(1,808)	(2,448)	(11,674)
Discretionary cash flows	$12,721	$(33,028)	$339,049

Purchase of specialty rental assets	(23,002)	(2,843)	(140,447)
Purchase of property, plant and equipment	(1,015)	(117)	(21,451)
Acquired intangible assets	(4,547)	—	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	119	125	609
Net cash used in investing activities	$(28,445)	$(2,835)	$(165,836)

Principal payments on finance and finance lease obligations	(356)	(169)	(1,195)
Principal payments on borrowings from ABL	—	—	(70,000)
Proceeds from borrowings on ABL Facility	—	16,000	54,000
Repayment of Senior Notes	(125,000)	—	(130,500)
Payment of issuance costs from warrant exchange	—	—	(774)
Proceeds from issuance of Common Stock from exercise of warrants	42	—	123
Proceeds from issuance of Common Stock from exercise of stock options	1,252	—	1,477
Taxes paid related to net share settlement of equity awards	—	—	(121)
Payment of deferred financing costs	(1,263)	—	(1,263)
Net cash provided by (used in) financing activities	$(125,325)	$15,831	$(148,253)

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